Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-54479 on Form S-8 of our reports dated April 28, 2008, relating to the financial statements of MAXXAM Inc. (which report includes an explanatory paragraph regarding the ability of MAXXAM Inc. and subsidiaries to continue as a going concern), and the effectiveness of MAXXAM Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of MAXXAM Inc. for the year ended December 31, 2007.

Houston, Texas

April 28, 2008